SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2005

Commonwealth Telephone Enterprises, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

0-11053 (Commission File Number)	23-2093008 (IRS Employer Identification No.)
100 CTE Drive Dallas, PA (Address of Principal Executive Offices)	18612-9774 (Zip Code)
(570) 631-2700 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Board of Directors of Commonwealth Telephone Enterprises, Inc. (the “Company”), upon the recommendation of its Corporate Governance Committee, approved a revised Director Compensation Policy on May 12, 2005, which became effective immediately. The revised Director Compensation Policy is summarized below:

  All per meeting fees for the board and committees were eliminated.

  The annual board member retainer was increased from $35,000 to $45,000.

  The Chairman of the Board will receive an additional $25,000 annual retainer, for a total annual retainer of $70,000.

  The Audit Committee Chairman’s additional retainer was increased from $10,000 to $20,000. The additional retainer for Audit Committee Members was increased from $5,000 to $10,000.

  The Compensation/Pension Committee Chairman’s additional retainer was increased from $5,000 to $10,000. The additional retainer for Compensation/Pension Committee Members was increased from $2,000 to $5,000.

  The Corporate Governance Committee Chairman’s additional retainer was increased from $7,500 to $10,000. The additional retainer for Corporate Governance Committee Members was increased from $2,500 to $5,000.

  All directors, except Michael J. Mahoney, President and Chief Executive Officer, were each granted 1,000 Restricted Stock Units, which will vest in one year.

  New directors will receive an orientation retainer of $10,000.

Item 9.01 Financial Statements and Exhibits

      (c) The following exhibits are filed with this Form 8-K

Exhibit No. Description

10.1	Form of Non-Management Director Restricted Stock Unit Award Agreement under the Non-Management Directors’ Stock Compensation Plan (filed as Exhibit 10.2 to the Company’s Report on Form 10-Q for the quarter ended June 30, 2004 (Commission File No. 0-11053).)

10.2	Form of Employee Restricted Stock Unit Award Agreement under the Commonwealth Telephone Enterprises, Inc. Equity Incentive Plan (filed as Exhibit 10(a) to the Company’s Report on Form 10-Q for the quarter ended June 30, 2002 (Commission File No. 0-11053).)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

Date:	May 23, 2005	By:	/s/ Raymond B. Ostroski

			Name:	Raymond B. Ostroski
			Title:	Senior Vice President, General Counsel and Corporate Secretary